Exhibit (a)(2)

Assignment Form

Please complete this form and send it back to us in the pre-addressed envelope.

YOU NEED TO OBTAIN a Medallion Signature Guarantee at your local bank or broker.

If you have any questions, please call us at 1-800-327-9990. Please return to:

Central Trade and Transfer, LLC

401 South 850 East, Suite C1

Lehi, Utah 84043

1. Complete or Correct Name and Address Information if Necessary
Cole Office & Industrial REIT (CCIT II), Inc.
Purchase Offer

Name:	Quantity Owned:
Class A Shares:
Address:	Class T Shares:

City, State, ZIP:	Price: $8.52/Share

Offer Expires: July 13, 2018

2. List the number of Shares you are selling:

☐ All

☐ Quantity:

Class A Shares:
Class T Shares:

☐ SELL ALL OR NONE (check this box if you wish to sell your Shares ONLY if ALL your Shares will be purchased). (NOTE: If you do not check a box here, you agree to sell all the shares you own.)

3. Fill out where applicable, signing to indicate your agreement to the terms of each Offer and the terms on this side and the reverse side of this form (collectively, the “Agreement”).

Owner & Custodian Information		Medallion (office use)
Owner*
Name:	Date
Signature:		(You agree to obtain a Medallion Guarantee Stamp here from your bank or broker)
Social Security #:
Email Address:
Phone Number:
Co-Owner(s) (if applicable)
Name(s):	Date
Signature(s):
(Place co-owner’s Medallion Guarantee Stamp here, or the Purchaser will obtain the custodian’s stamp here if this is an IRA or other custodial account)
Custodian (if applicable; the Purchaser will obtain)
Name:	Date
Signature:
IRA or Tax #:
Phone Number:

* If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s) in fact, agent(s), officer(s), or a corporation or another acting in a fiduciary or representing capacity, please provide the following information:

Signature:	Capacity:

4.	If any of the following applies, please provide the appropriate documents.

•	Name changes: Certified copy of Marriage Certificate or proof of name change from the court.

•	Power of Attorney: Copy of Power of Attorney document.

•	Estates: Certified Copies of Death Certificate and appropriate Court Documents (no older than 45 days).

•	Corporations: Copy of Corporate Resolution naming the Authorized Signature, with a seal if applicable.

5.	If you have any other REITs or Limited Partnerships you want to sell, please list them here and we will contact you.

EACH OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON JULY 13, 2018 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

Cole Office & Industrial REIT (CCIT II), Inc. Assignment Form

To participate in the Offer, a duly executed copy of this Assignment Form and any other documents required by this Assignment Form must be received by CTT on or prior to the Expiration Date. Delivery of this Assignment Form or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Shareholder. This Assignment Form is to be completed by holders of Shares in Cole Office & Industrial REIT (CCIT II), Inc. (the “Corporation”), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein have the meanings set forth in the Offer to Purchase.

The undersigned hereby tenders to Comrit Investments 1, LP (the “Purchaser”) all of the Class A and Class T shares of common stock, par value $0.01 per share (“Shares”) in the Corporation held by the undersigned as set forth above (or, if less than all such Shares, the number set forth on the reverse above the signature box), at a purchase price equal to $8.52 per Share, upon the other terms and subject to the conditions set forth in the Amended Offer to Purchase, dated May 22, 2018 (the “Offer to Purchase”) and in this Assignment Form, as each may be supplemented or amended from time to time (which together constitute an “Offer” for the applicable class of Shares). Receipt of the Offer to Purchase is hereby acknowledged. Subject to and effective upon acceptance for payment of any of the Shares tendered hereby, the undersigned sells, assigns, and transfers to, Purchaser all right, title, and interest in and to such Shares which are purchased pursuant to each Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares, on the books of the Corporation, together with all accompanying evidences of transfer and authenticity, to the Purchaser and, upon acceptance of the tender of such Shares by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms of each Offer. Upon the purchase of Shares pursuant to either Offer, all prior proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Assignment Form, the undersigned assigns to the Purchaser all of the undersigned’s rights to receive dividends from the Corporation with respect to Shares which are purchased pursuant to either Offer, other than dividends paid through the Expiration Date, and all proceeds that are paid after the Expiration Date from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the shareholders with respect to the transferred Shares, regardless of when the claims brought pursuant to such action accrued. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares, including obtaining a Medallion Signature Guarantee if necessary (which may be required for transfer; the lack thereof does not affect the validity of the Agreement).

The undersigned hereby represents and warrants that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Shares tendered hereby, and that when any such Shares are purchased by the Purchaser, the Purchaser will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of Shares tendered hereby. The undersigned understands that a tender of Shares to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of each Offer. The undersigned recognizes the right of the Purchaser to effect a change of dividend address to Central Trade and Transfer, LLC, 401 South 850 East, Suite C1, Lehi, Utah 84043. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Shares tendered hereby. In such event, the undersigned understands that any Assignment Form for Shares not accepted by Purchaser will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, the tender of Shares hereunder is irrevocable.

Arbitration Agreement: Purchaser and Seller agree that any dispute or claim arising out of or related to the Agreement or a purchase of Shares shall be resolved by binding arbitration in Denver, Colorado before a retired judge. The arbitration shall be administered by JAMS pursuant to its Arbitration Rules and Procedures (“Rules”). If one party fails to respond within twenty days after the other party mails a written list of arbitrators by either agreeing to one of the proposed arbitrators or suggesting three or more alternate arbitrators, the proposing party may select the arbitrator from among its initial list and JAMS shall then appoint that arbitrator to preside over the arbitration. If the parties are unable to agree on an arbitrator, the parties shall select an arbitrator pursuant to the Rules. Where reasonable, the arbitrator shall schedule the arbitration hearing within four months after being appointed. The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues. The arbitrator’s decision will be final and binding upon the parties. A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration, including all JAMS fees. The parties are not waiving, and expressly reserve, any rights they may have under federal securities laws, rules, and regulations. The Agreement will be interpreted, construed, and governed according to federal securities laws and the laws of the State of Colorado; provided that all matters relating to arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.). If both parties waive their right to arbitrate, then any dispute or claim arising out of or related to the Agreement will be subject to the exclusive jurisdiction of the federal courts sitting in the County and City of Denver, Colorado. In any such action, Purchaser and Seller expressly submit and consent to the exclusive jurisdiction of the federal courts sitting in the County and City of Denver, Colorado and waive all defenses to jurisdiction and venue. In any arbitration or court action arising out of the Agreement or a purchase of Shares, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorneys’ fees, arbitrator fees, expert witness fees and costs, JAMS fees and costs, and any fees and costs incurred in compelling arbitration.